Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Kristine Mozes Mozes Communications LLC (781) 652-8875 kristine@mozescomm.com

QuickLogic Announces Fiscal 2006 and Fourth Quarter Results —
New Products Contribute 20% of 2006 Revenue

SUNNYVALE, Calif. — January 31, 2007 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable logic leader, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2006.

Revenue for 2006 was $34.9 million, down 28 percent from $48.3 million in 2005.  The change in revenue was primarily due to the Company’s pASIC® 1 and pASIC 2 end-of-life program, which was partially offset by revenue growth from new products. These new products — Eclipse™ II, QuickPCI®II, PolarPro™ and QuickMIPS — contributed 20 percent of revenue in 2006, compared with four percent of revenue in 2005.

Under generally accepted accounting principles (GAAP), the 2006 net loss was $9.2 million, or $0.32 per share, compared with net income of $2.4 million, or $.08 per diluted share, in 2005.  On a non-GAAP basis, the 2006 net loss was $7.7 million, or $0.27 per share, compared with net income of $3.9 million, or $0.14 per diluted share, in 2005.

Revenue for the fourth quarter of 2006 was $7.7 million, compared with $10.3 million in the fourth quarter of 2005 and $8.6 million in the third quarter of 2006.   New products contributed 18 percent of revenue in the fourth quarter of 2006, compared with 12 percent of revenue in the fourth quarter of 2005 and 27 percent of revenue in the third quarter of 2006.  For the first time, Aeroflex Incorporated reported royalty revenue to the Company, based on the sale of Aeroflex products which utilize QuickLogic’s ViaLink® technology.  Royalties contributed nine percent of fourth quarter revenue.

Under GAAP, the net loss for the fourth quarter of 2006 was $3.3 million, or $0.12 per share.  This compares with a net loss of $456,000, or $0.02 per share, in the fourth quarter of 2005 and with a net loss of $3.0 million, or $0.10 per share, in the third quarter of 2006.

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On a non-GAAP basis, the net loss for the fourth quarter of 2006 was $3.0 million, or $0.11 per share, compared with a net loss of $456,000, or $0.02 per share, in the fourth quarter of 2005 and with a net loss of $2.6 million, or $0.09 per share, in the third quarter of 2006.

QuickLogic reports net income, or loss, in accordance with GAAP and also on a non-GAAP basis to highlight infrequent or non-recurring charges.  Non-GAAP results, where applicable, exclude stock-based compensation recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-based Payment,” the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd.

“In the short term, our new product revenue is fluctuating with the demand of a few customers,” said E. Thomas Hart, chairman, president and CEO. “However, there continues to be strong interest in our low-power solutions, coupled with higher activity with Marvell Semiconductor, our embedded processor partner.  We are focused on turning this interest into a significant customer base.  We fully expect to expand our new product customer base this year.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, January 31, 2007, to discuss the fiscal year and fourth quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com/investors. To participate, please call (913) 981-5545 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 1249985. The call recording will be archived until February 7, 2007 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of the lowest power programmable logic solutions for the portable electronics, industrial, communications and military markets. Our latest products, PolarPro, Eclipse II and QuickPCI II, are being used to implement bridge and control solutions in embedded systems requiring Wi-Fi, DVB-H and IDE or CE-ATA-based disk drives. QuickLogic’s proprietary ViaLink technology offers significant benefits for programmable logic, including the lowest power, instant on capability and bulletproof intellectual property security. The Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, the effect of the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd. in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, (iv) cost of revenue, and (v) certain operating expenses, including research and development and selling, general and administrative. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products, the customer base for our new products and the revenue generating potential of such products, which is dependent on the market acceptance of our new products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace pASIC 1 and pASIC 2 revenue, which has declined due to their end-of-life; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; liquidity; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo, pASIC, QuickPCI and ViaLink are registered trademarks and Eclipse and PolarPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Wirewatch code QUIK-E

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2006	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005
Revenue	$7,744	$10,317	$8,598	$34,924	$48,259
Cost of revenue	4,387	4,296	5,371	17,739	18,124
Gross profit	3,357	6,021	3,227	17,185	30,135
Operating expenses:
Research and development	2,117	2,411	2,429	9,303	9,648
Selling, general and administrative	4,857	4,375	3,994	18,062	16,855
Total operating expenses	6,974	6,786	6,423	27,365	26,503
Income (loss) from operations	(3,617)	(765)	(3,196)	(10,180)	3,632
Write-down of marketable securities	—	—	—	—	(1,466)
Interest expense	(94)	(37)	(65)	(329)	(189)
Interest income and other, net	400	280	333	1,366	542
Income (loss) before income taxes	(3,311)	(522)	(2,928)	(9,143)	2,519
Provision for income taxes	25	(66)	23	71	169
Net income (loss)	$(3,336)	$(456)	$(2,951)	$(9,214)	$2,350

Net income (loss) per share:
Basic	$(0.12)	$(0.02)	$(0.10)	$(0.32)	$0.09
Diluted	$(0.12)	$(0.02)	$(0.10)	$(0.32)	$0.08
Weighted average shares:
Basic	28,680	27,539	28,678	28,485	26,954
Diluted	28,680	27,539	28,678	28,485	28,039

QUICKLOGIC CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2006	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005
Revenue	$7,744	$10,317	$8,598	$34,924	$48,259
Cost of revenue	4,342	4,296	5,302	17,523	18,121
Gross profit	3,402	6,021	3,296	17,401	30,138
Operating expenses:
Research and development	2,070	2,411	2,372	8,935	9,586
Selling, general and administrative	4,649	4,375	3,796	17,167	16,854
Total operating expenses	6,719	6,786	6,168	26,102	26,440
Income (loss) from operations	(3,317)	(765)	(2,872)	(8,701)	3,698
Interest expense	(94)	(37)	(65)	(329)	(189)
Interest income and other, net	400	280	333	1,366	542
Income (loss) before income taxes	(3,011)	(522)	(2,604)	(7,664)	4,051
Provision for income taxes	25	(66)	23	71	169
Net income (loss)	$(3,036)	$(456)	$(2,627)	$(7,735)	$3,882

Net income (loss) per share:
Basic	$(0.11)	$(0.02)	$(0.09)	$(0.27)	$0.14
Diluted	$(0.11)	$(0.02)	$(0.09)	$(0.27)	$0.14
Weighted average shares:
Basic	28,680	27,539	28,678	28,485	26,954
Diluted	28,680	27,539	28,678	28,485	28,039

QUICKLOGIC CORPORATION
GAAP AND NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2006	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005
GAAP net income (loss)	$(3,336)	$(456)	$(2,951)	$(9,214)	$2,350
Charges excluded from non-GAAP net income (loss):
Stock-based compensation (1)	300	—	290	1,445	—
Write-off of long-lived assets (1)	—	—	34	34	66
Write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	1,466
Non-GAAP net income (loss)	$(3,036)	$(456)	$(2,627)	$(7,735)	$3,882

(1) The following non-GAAP adjustments have been made to the financial measures in the Non-GAAP Condensed Consolidated Statements of Operations:

	Three Months Ended			Years Ended
	December 31, 2006	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005
GAAP cost of revenue	$4,387	$4,296	$5,371	$17,739	$18,124
Adjustment for the write-off of long-lived assets	—	—	(33)	(33)	(3)
Adjustment for stock-based compensation	(45)	—	(36)	(183)	—
Non-GAAP cost of revenue	$4,342	$4,296	$5,302	$17,523	$18,121

GAAP research and development	$2,117	$2,411	$2,429	$9,303	$9,648
Adjustment for the write-off of long-lived assets	—	—	—	—	(62)
Adjustment for stock-based compensation	(47)	—	(57)	(368)	—
Non-GAAP research and development	$2,070	$2,411	$2,372	$8,935	$9,586

GAAP selling, general and administrative	$4,857	$4,375	$3,994	$18,062	$16,855
Adjustment for the write-off of long-lived assets	—	—	(1)	(1)	(1)
Adjustment for stock-based compensation	(208)	—	(197)	(894)	—
Non-GAAP selling, general and administrative	$4,649	$4,375	$3,796	$17,167	$16,854

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2006 (2)	December 31, 2005 (1)
ASSETS

Current assets:
Cash and cash equivalents	$24,621	$28,283
Short-term investment in Tower Semiconductor Ltd.	1,530	1,297
Accounts receivable, net	2,839	5,556
Inventory	9,064	7,830
Other current assets	1,894	1,265
Total current assets	39,948	44,231
Property and equipment, net	5,480	5,697
Investment in Tower Semiconductor Ltd.	769	653
Other assets	4,038	4,415

TOTAL ASSETS	$50,235	$54,996

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$4,383	$3,338
Accrued liabilities	2,462	3,434
Deferred income on shipments to distributors	1,152	1,626
Deferred royalty revenue	960	—
Current portion of debt and capital lease obligations	2,292	1,790
Total current liabilities	11,249	10,188

Long-term liabilities:
Debt and capital lease obligations, less current portion	1,618	1,163
Deferred royalty revenue	—	1,408
Total long-term liabilities	1,618	2,571
Total liabilities	12,867	12,759

Stockholders’ equity:
Common stock, at par value	29	28
Additional paid-in capital	164,138	159,179
Accumulated other comprehensive income	726	377
Accumulated deficit	(127,525)	(117,347)
Total stockholders’ equity	37,368	42,237

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,235	$54,996

(1)                Derived from the December 31, 2005 audited balance sheet included in the 2005 Annual Report on Form 10-K of QuickLogic Corporation.

(2)                Additional paid-in capital includes a January 1, 2006 SAB 108 cumulative effect transition adjustment of $964,000 associated with the Company’s internal review of stock option granting practices and related accounting, with an offsetting entry to accumulated deficit.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4	Q3	Fiscal	Fiscal	Q3 2006 to	2005 to
	2006	2006	2006	2005	Q4 2006	2006
COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	51%	45%	49%	62%	3%	(43)%
Embedded standard products	19%	23%	24%	24%	(24)%	(28)%
Advanced embedded standard products	21%	32%	25%	14%	(41)%	35%
Royalty	9%	—	2%	—	n/a	n/a

Revenue by geography:
North America	59%	45%	50%	56%	17%	(36)%
Europe	24%	40%	32%	25%	(47)%	(5)%
Japan	8%	7%	9%	12%	12%	(46)%
Rest of world	9%	8%	9%	7%	3%	(7)%

Revenue by end-customer segment:
Instrumentation and test	41%	38%	40%	49%	(2)%	(41)%
Military and aerospace systems	20%	10%	13%	19%	88%	(48)%
Datacom and telecom	23%	37%	31%	19%	(43)%	16%
Graphics and imaging	11%	12%	10%	6%	(19)%	26%
Computing	5%	3%	6%	7%	35%	(45)%

(1)             The mature product family includes pASIC 1, pASIC 2 and pASIC 3 products. The embedded standard product family includes QuickRAM, QuickPCI, QuickDSP, QuickFC and V3 products. The advanced embedded standard product family includes Eclipse, Eclipse II, QuickPCI II, QuickMIPS and PolarPro products, as well as programming hardware and software.